UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2010

American Superconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road, Devens, Massachusetts		01434
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(978) 842-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

From 2004-2008, the Compensation Committee (or the Board of Directors in the case of the Chief Executive Officer) of American Superconductor Corporation (the "Company") approved grants of performance-based restricted shares for Executive Officers that would vest upon the Company’s achievement of four consecutive quarters of GAAP profitability. This milestone was achieved for the quarter ended December 31, 2009. As a result, on February 4, 2010, these restricted shares vested. Certain Executive Officers of the Company sold a portion of these shares pursuant to pre-established Rule 10b5-1 trading plans. The primary purpose of such sales was to pay personal income taxes that were due upon vesting of the shares. These sales were made on February 4, 5 and 8, 2010 as disclosed in Form 4 filings on February 8, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Superconductor Corporation

February 8, 2010	By:	/s/ David A. Henry

Name: David A. Henry
Title: Senior Vice President and Chief Financial Officer